NEWS RELEASE


FOR IMMEDIATE RELEASE

Contact:  Paul S. Feeley
          Senior Vice President, Treasurer and
          Chief Financial Officer
          (617) 628-4000

                                                                   July 23, 2009


                           CENTRAL BANCORP, INC. HOLDS
                        2009 ANNUAL STOCKHOLDERS MEETING


          Somerville, Massachusetts -- Central Bancorp, Inc. (NASDAQ Global
Market: CEBK) (the "Company"), announced that its 2009 Annual Stockholders Meeting was held today. At the meeting, Robert J. Hardiman, William P. Morrissey and Edward F. Sweeney, Jr. were each elected as directors each to serve for a three-year term and a non-binding resolution relating to the compensation of the Company's named executive officers was approved by stockholders.

          Central Bancorp, Inc. is the holding company for Central Bank, whose legal name is Central Co-operative Bank; a Massachusetts chartered co-operative bank operating eight full service banking offices, a limited service high school branch in suburban Boston and a stand alone 24-hour automated teller machine in Somerville.